BY-LAWS of CPI CORP.

Restated as of May 30, 2007

TABLE OF CONTENTS

                                                                                                                                                              Page

ARTICLE I. OFFICE	4

Section 1.1 Registered Office	4
Section 1.2 Principal Office	4

ARTICLE II. MEETINGS OF STOCKHOLDERS	4-9

Section 2.1	Annual Meeting	4
Section 2.2	Special Meetings	4
Section 2.3	Place and Time of Meetings	4
Section 2.4	Notice of Meetings	5
Section 2.5	Adjournment	5
Section 2.6	Date for Determining Stockholders Entitled to Vote	5
Section 2.7	List of Shareholders Entitled to Vote	5
Section 2.8	Quorum and Required Vote	6
Section 2.9	Proxies	6
Section 2.10 Convening Stockholders Meetings	6
Section 2.11 Voting at Meetings	7
Section 2.12 Persons Who May Vote Certain Shares	7
Section 2.13 Actions Without Meetings	7
Section 2.14 Notice of Stockholder Nominations and
Proposed Business	8
Section 2.15 Information Regarding Action By Written Consent	9

ARTICLE III. BOARD OF DIRECTORS	10-12

Section 3.1	General Powers	10
Section 3.2	Number, Term and Election	10
Section 3.3	Removal of Directors	10
Section 3.4	Regular Meetings	10
Section 3.5	Special Meetings	10
Section 3.6	Place of Meeting	11
Section 3.7	Quorum and Required Vote	11
Section 3.8	Executive Committee	11
Section 3.9	Other Committees	11
Section 3.10 Compensation	12
Section 3.11 Actions Without Meetings	12
Section 3.12 Vacancies and Newly created Directorships	12

Page

ARTICLE IV. OFFICERS	12-14

Section 4.1	General	12
Section 4.2	Chief Executive Officer	13
Section 4.3	Chairman of the Board	13
Section 4.4	President	13
Section 4.5	Vice-Presidents	13
Section 4.6	Secretary	13
Section 4.7	Treasurer	13
Section 4.8	Assistant Secretaries and Assistant Treasurers	14
Section 4.9	Vacancies	14

ARTICLE V. CAPITAL STOCK	14-15

Section 5.1	Certificates	14
Section 5.2	Lost, Stolen or Destroyed Certificates	14
Section 5.3	Stock Transfers	14
Section 5.4	Closing of Transfer Books	15
Section 5.5	Record Holders of Stock	15
Section 5.6	Dividends	15
Section 5.7	Treasury Stock	15

ARTICLE VI. INDEMNIFICATION	16-19

Section 6.1	Nature of Indemnity	16
Section 6.2	Successful Defense	17
Section 6.3	Determination That Indemnification is Proper	17
Section 6.4	Advance Payment of Expenses	17
Section 6.5	Procedure for Indemnification of Directors and Officers	17
Section 6.6	Survival; Preservation of Other Rights	18
Section 6.7	Insurance	18
Section 6.8	Severability	19
Section 6.9	Consolidations and Mergers	19
Section 6.10 Definitions	19

ARTICLE VII. MISCELLANEOUS	19-20

Section 7.1	Negotiable Instruments and Contracts	19
Section 7.2	Resignations	19
Section 7.3	Fiscal Year	20
Section 7.4	Action with Respect to Securities of Other Corporations	20
Section 7.5	Computation of Time	20
Section 7.6	Waiver of Notice	20
Section 7.7	Amendments	20

BY-LAWS

ARTICLE I. OFFICE

SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation, required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware, shall be in care of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle, or such other address as the Board of Directors of the Corporation may from time to time determine.

SECTION 1.2.       PRINCIPAL OFFICE. The principal office of the Corporation shall be located in the City of St. Louis, State of Missouri. The Corporation may have such other offices, either within or without the State of Missouri, as the Board of Directors may designate, or as the business of the Corporation may from time to time require.

ARTICLE II. MEETINGS OF STOCKHOLDERS

SECTION 2.1.       ANNUAL MEETING. An annual meeting of the stockholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on the second Monday in the month of June in each year, or on such other day as shall be fixed by the Board of Directors.

SECTION 2.2.       SPECIAL MEETINGS. Special meetings of the stockholders, which may be held for any purpose or purposes, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or by any stockholder or stockholders of record entitled to vote at such meeting, provided such stockholder or stockholders beneficially or of record own in the aggregate at least 25% of the outstanding shares of common stock of the Corporation. If a special meeting is called, the person calling the meeting shall submit the request, specifying the time of such meeting and the general nature of the business proposed to be transacted, such request to be delivered personally, or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President or the Secretary of the Corporation. No business may be transacted at such special meeting other than such business specified in the request. The officer receiving the request shall cause notice to be given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Section 2.4 of this Article II, that a special meeting will be held at the time requested by such person(s) calling the meeting, provided that such meeting is not less than ten (10) or more than sixty (60) days after receipt of the request. This Section 2.2 may be amended only by action of the stockholders.

SECTION 2.3.       PLACE AND TIME OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Corporation or such other place as may be designated from time to time by the Board of Directors. Such meetings shall be convened at 10:00 a.m.; provided, however, that the Board of Directors or the person or persons calling such meeting may fix another reasonable hour for convening.

SECTION 2.4.         NOTICE OF MEETINGS. Unless waived, written notice of each meeting of stockholders shall be given which shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. By or at the direction of the Chairman of the Board, Chief Executive Officer, the President, the Secretary, or the persons calling the meeting, each stockholder of record entitled to vote at such meeting shall receive written notice of such meeting either personally or by mail and such notice shall be given to each stockholder of record entitled to vote at such meeting not later than the tenth day nor earlier than the sixtieth day preceding such meeting. If such notice is given by mail, it shall be deemed delivered and given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation. The New York Stock Exchange (“NYSE”) should be given prompt notice by telephone and in writing of the calling of any meeting of stockholders. The notice must be received by the NYSE not later than the tenth day prior to the record date (or closing of the transfer books) for determination of stockholders entitled to vote at the meeting. Attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened.

SECTION 2.5.       ADJOURNMENT. Any meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.6.       DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO VOTE. The date for determining the stockholders entitled to vote at a meeting of stockholders shall be established pursuant to Section 5.4 if action thereunder shall have been taken to establish the record date; otherwise, only the stockholders who are stockholders of record at the close of business on the day next preceding the day upon which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, shall be entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

SECTION 2.7.       LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.8.       QUORUM AND REQUIRED VOTE. Unless a larger number is provided by law, the Certificate of Incorporation, or these By-Laws, a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum at a meeting of stockholders and the decision of a majority of those shares represented in person or by proxy and voting shall be valid as a corporate act. A majority of the shares so represented may adjourn the meeting to a specified date after such adjournment, from time to time, provided that if any adjournment is to a date more than thirty (30) days after the date of the meeting or the adjournment thereof, a notice of the adjourned meeting shall be given to each stockholder of record who was entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that could have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until the adjournment thereof notwithstanding the subsequent withdrawal of stockholders representing enough shares to leave less than a quorum.

SECTION 2.9.       PROXIES. A Stockholder entitled to vote at meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or consent either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after one (1) year from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in Law to support an irrevocable power. Proxies shall be filed with the Secretary of the Corporation before or at the time of such meeting. A Stockholder granting a revocable proxy may revoke the same by (i) attending in person and voting at the meeting, (ii) filing a written notice of revocation with the Secretary prior to the meeting, or (iii) executing a proxy bearing a date and time later than that of the proxy to be revoked.

SECTION 2.10.     CONVENING STOCKHOLDERS MEETINGS. The Chairman of the Board, or in his absence, the Chief Executive Officer, or in his absence, the President, or in his absence, the Secretary, or in the absence of all of the foregoing, any other officer or any of the persons calling the meeting by a notice given as herein provided (in the order of seniority of age) shall call meetings of stockholders to order and act as chairman thereof and determine the order of business thereof. Notwithstanding the foregoing, the stockholders present may elect the chairman of such meeting from among their members. The Secretary shall act as secretary of all meetings of stockholders and shall record the proceedings thereof, but in the absence of the Secretary, or if he is serving as chairman, the chairman may appoint any other person to act as secretary.

SECTION 2.11.    VOTING AT MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, every stockholder entitled to vote at a meeting of stockholders upon a particular question shall have one (1) vote for each share of voting stock standing in his name on the books of the Corporation on the record date (as determined under Section 2.6 of these By-Laws).

SECTION 2.12.     PERSONS WHO MAY VOTE CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of a governing provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, custodian, curator, or trustee may be voted by such fiduciary, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares (i) unless he has expressly empowered the pledge to vote thereon and has furnished notice thereof to the Corporation, or (ii) until the shares have been transferred into the name of the pledgee, in either of which cases the pledgee or his proxy shall be entitled to represent and vote the shares so transferred. In all cases described in this section, the Corporation may require reasonable substantiation of the right of any person to vote the shares.

SECTION 2.13.      ACTIONS WITHOUT MEETINGS. Unless otherwise provided by law or in the Corporation’s Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no resolution fixing a record date has been adopted by the board of directors within ten (10) days after the date on which such a request is received, when no prior action by the board of directors is required by applicable law for the taking of the corporate action proposed to be taken, the record date in respect thereof shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no resolution fixing a record date has been adopted by the board of directors and prior action by the board of directors is required by applicable law for the taking of the corporate action proposed to be taken, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2.14.      NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSED BUSINESS.

(1)          At any meeting of the stockholders, (i) nominations for the election of directors and (ii) business to be brought before any such stockholders’ meeting may only be made or proposed (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this By-law.

(2)          Any stockholder may nominate one or more persons for election as directors at a stockholders’ meeting or propose business to brought before a stockholders’ meeting, or both, pursuant to clause (c) of paragraph 1 of this By-law, only if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(a)         a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

(b)        the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(c)         the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

(d)        with respect to any nomination, (i) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (ii) the name, age, business address and residence address of such nominee, (iii) the class and number of shares of capital stock of the Corporation owned beneficially and of record by such nominee and (iv) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected; and

(e) such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitation of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(3)          Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any stockholders’ meeting and no stockholder may nominate any person for election at any stockholders’ meeting except in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought before the meeting or made shall not be transacted or considered.

SECTION 2.15.    INFORMATION REGARDING ACTION BY WRITTEN CONSENT. In addition to the requirements of any applicable statute, so long as securities of the Corporation of any class are subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, whenever action involving the election of directors is to be taken by the stockholders of the Corporation by written consent without a meeting, a proxy statement or information statement disclosing information regarding each nominee for director and other corporate action to be taken as would be required to be included in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 shall be delivered to the stockholders of the Corporation entitled to vote on or consent to such matter not less than twenty (20) business days prior to the effectiveness of such action and to the Secretary of the Corporation when requesting the determination of the record date for such action pursuant to Section 2.13 of these By-laws. The provisions set forth in this Section 2.15 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation, unless the surviving corporation’s Certificate of Incorporation or By-laws contains a provision to the same effect as this Section, except by the affirmative vote of the holders of not less than 90% of the outstanding shares of common stock of the Corporation, subject to the provisions of any series of preferred stock that may at the time be outstanding.

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1.       GENERAL POWERS. The property and business of the Corporation shall be controlled and managed by the Board of Directors. The Board of Directors may exercise all powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or done by the stockholders or some particular officer of the Corporation.

SECTION 3.2.       NUMBER, TERM AND ELECTION. The number of directors constituting the full Board of Directors of the Corporation shall be five (5). At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders entitled to vote shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, except as otherwise provided by law or these By-Laws.

SECTION 3.3.       REMOVAL OF DIRECTORS. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation’s stock issued and outstanding and entitled to vote at an election of directors, in the manner and subject to the limitations provided by law.

SECTION 3.4.       REGULAR MEETINGS. The Board of Directors by resolution fixing the time and place thereof, shall provide for the holding of a regular meeting or meetings, which may thereafter be held at the designated time and place without further notice thereof to the directors.

SECTION 3.5.       SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or any two (2) directors. Unless waived, notice of any special meeting, stating the place, day and hour thereof, shall be given at least three (3) days prior thereto by the person or one of the persons calling the meeting, either orally, or if in writing, by hand delivery, mail or telegram, to each director either at the most recent address which he has furnished the Secretary or at his last known residence address. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Attendance of a director at any special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business thereat because such meeting is not lawfully called or convened.

SECTION 3.6.       PLACE OF MEETING. Meetings of the Board of Directors or any committee designated by the Board of Directors may be held at any place either within or without the State of Delaware. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

SECTION 3.7.       QUORUM AND REQUIRED VOTE. Unless a greater number is required by law, the Certificate of Incorporation, or these By-Laws, a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at a meeting, or the director if only one (1) is present, or the Secretary if no director is present, may adjourn the meeting which may be held on a subsequent date without further notice, provided a quorum is present at such adjourned meeting.

SECTION 3.8.       EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole board, may designate two (2) or more directors to constitute an Executive Committee, which committee, except as provided by law or by resolution of a majority of the full Board of Directors, shall have and exercise all authority of the Board of Directors, shall have and exercise all authority of the Board of Directors in the management of the Corporation. Any or all members of the Executive Committee may be removed at any time, with or without cause by vote of a majority of the full Board of Directors. Unless the Board of Directors provides for a greater number, a majority of the members constituting the full Executive Committee shall be a quorum and the act of such majority shall be the act of the Executive Committee. In the absence or disqualification of a member of the Executive Committee, the other member or members thereof present at a meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified number.

SECTION 3.9.       OTHER COMMITTEES. Other committees of two (2) or more members of the Board of Directors may be established from time to time by the Board of Directors, by resolution adopted by a majority of the whole board. Such other committees shall have such purposes and such powers and shall continue for such terms as the Board of Directors may determine by resolution. The Board of Directors shall have the power to appoint alternate members of any such committee, to remove any member thereof and to fill any vacancy therein, and to designate the chairman of such other committee, provided, however, that in the absence or disqualification of a member of such committee, the other member or members thereof present at a meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified members. Unless otherwise provided by the Board of Directors, a majority of the members of such committee shall be a quorum, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

SECTION 3.10. COMPENSATION. The Corporation may reimburse each director for the expenses, if any, incurred by him in attending each meeting of the Board of Directors or of any committee of the Board of which he is a member, and may pay such compensation or retainer to the directors as the Board of Directors may from time to time determine.

SECTION 3.11.    ACTIONS WITHOUT MEETINGS. Any action which is required or permitted to be taken at a meeting of the Board of Directors or of the Executive Committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the actions so taken, are signed by all of the members of the Board of Directors or of any such committee, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of such committee, as the case may be.

SECTION 3.12.	VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

Vacancies on the Board of Directors, which have occurred as a result of stockholder action, may only be filled by action of the stockholders with or without a stockholder meeting, until at least 20 days after such occurrence of such vacancy, after which time such vacancies may be filled by action of the stockholders or by the directors then in office. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer, or any stockholder, or any executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of these By-Laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of Delaware General Corporation Law. This Section 3.12 may be amended only by action of the stockholders.”

ARTICLE IV. OFFICERS

SECTION 4.1.       GENERAL. The principal executive officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a President, one (1) or more Vice - Presidents (any of whom may be designated with descriptive titles), a Secretary, and a Treasurer. The Board of Directors may appoint such other officers and agents (including, but not limited to, a Chairman Emeritus of the Board and one (1) or more Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers), as it shall deem necessary, who shall have such authority and shall perform such duties as are set out in these By-Laws or as from time to time shall be prescribed by the Board of Directors. Any two (2) or more of the aforesaid offices may be filled by the same person.

The Board of Directors, at its first annual meeting and thereafter from time to time, shall elect the principal executive officers and other officers of the Corporation, who shall serve at the pleasure of the Board of Directors. Any officer or agent may be removed by the Boad of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby. The Board of Directors shall determine the salary and other compensation of all officers and agents of the Corporation.

SECTION 4.2.       CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general and active management of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried out.

SECTION 4.3.       CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors. If expressly designated as such by the Board of Directors, the Chairman of the Board shall be Chief Executive Officer of the Corporation, with the powers and duties which attend to such position.

SECTION 4.4.        PRESIDENT. The President shall perform such duties and exercise such powers as shall be delegated by the Chief Executive Officer or as shall be designated by the Board of Directors. If no Chairman of the Board is serving or in the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors.

SECTION 4.5.       VICE-PRESIDENTS. Vice-Presidents shall perform such duties and exercise such powers as shall be delegated by the Chief Executive Officer or as shall be designated by the Board of Directors.

SECTION 4.6.       SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the stockholders, and except as otherwise provided in these By-Laws, shall act as clerk thereof and record all votes and the minutes of all proceedings in books kept for that purpose. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the seal to any instrument requiring the same and, when so ordered, add his signature as an attestation thereof. He shall give, or cause to be given, a notice as required of all meetings of the stockholders and of the Board of Directors; he shall keep or cause to be kept a stock certificate and transfer book and a list of all the stockholders and their respective addresses and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, under whose supervision he shall be.

SECTION 4.7.       TREASURERS. The Treasurer shall have the custody of the Corporations funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the Chief Executive Officer and directors at the regular meetings of the Board of Directors and to the stockholders at the annual meeting of the stockholders or whenever the Board of Directors may require it, an account of all his transactions as the Treasurer and of the financial condition of the Corporation.

SECTION 4.8.       ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary or Secretaries, if any, shall perform such duties and exercise such powers as shall be delegated by the Secretary or as shall be designated by the chief executive officer or by the Board of Directors. An Assistant Secretary may, in the absence or disability of the Secretary, perform all the duties and exercise all the powers of the Secretary. The Assistant Treasurer or Treasurers, if any, shall perform such duties and exercise such powers as shall be delegated by the Treasurer or as shall be designated by the chief executive officer or by the Board of Directors. An Assistant Treasurer may, in the absence or disability of the Treasurer, perform all the duties and exercise all the powers of the Treasurer.

SECTION 4.9.       VACANCIES. If the office of any officer of the Corporation becomes vacant because of death, resignation, removal or for any other reason or if any officer of the Corporation is unable to perform the duties of his office for any reason, the Board of Directors may choose a successor who shall replace such officer or the Board of Directors may delegate the duties of any such vacant office to any other officer or to any Director of the Corporation for the unexpired portion of the term.

ARTICLE V. CAPITAL STOCK

SECTION 5.1.       CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if he is the Chief Executive Officer, or the President or a Vice-President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all of such signatures may be facsimiles. In case any such officer, transfer agent or register who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person where such officer, transfer agent or registrar at the date of issue.

SECTION 5.2.       LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.3.       STOCK TRANSFERS. The Corporation shall register transfer of a certificate of stock, together with the date of such transfer, if such certificate is (i) delivered and endorsed by the person appearing by the certificate to be the owner of the shares represented thereby, (ii) delivered together with a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same, signed by the person appearing by the certificate to be the owner of the shares represented thereby, or (iii) delivered together with a separate document containing a written assignment of the certificate signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, custodian, or other person duly authorized by law (and presenting evidence of such authority satisfactory to the Corporation) to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby.

SECTION 5.4.       CLOSING OF TRANSFER BOOKS. So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be later than the tenth day prior to the record date, (or closing of the transfer books) for determination of shareholders entitled to vote at the meeting. Only the stockholders who are stockholders of record on the date of closing the transfer books shall be entitled to notice of, and to vote at, the meeting, or to express consent in writing to corporate action without a meeting, and any adjournment thereof, or to receive payment of the dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case my be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid.

SECTION 5.5.       RECORD HOLDERS OF STOCK. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided for by law.

SECTION 5.6.       DIVIDENDS. The Board of Directors may declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in accordance with law and the Certificate of Incorporation.

SECTION 5.7.       TREASURY STOCK. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation and not retired shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation nor be counted for purposes of determining whether a quorum exists at any meeting of the stockholders.

ARTICLE VI. INDEMNIFICATION

SECTION 6.1.       NATURE OF INDEMNITY. Subject to Section 6.3 hereof, the Corporation

(i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and

(ii) may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 6.2.        SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1. hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 6.3.       DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a director or officer of the Corporation under Section 6.1. hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.1. hereof. Any indemnification of an employee or agent of the Corporation under Section 6.1. hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1. hereof. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 6.4.       ADVANCE PAYMENT OF EXPENSES. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding.

SECTION 6.5.       PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Sections 6.1. and 6.2. of this Article, or advance of costs, charges and expenses to a director or officer under Section 6.4. of this Article, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.4. of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 6.1. of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have make a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth is Section 6.1 of the Article, nor the fact that there has been actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6.6.       SURVIVAL; PRESERVATION OF OTHER RIGHTS. The indemnification provisions of this Article shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification and the procedures for obtaining such indemnification provided by this Article shall not be deemed exclusive of any other procedures and rights to which those indemnified may be entitled under any other by-law, statute, agreement, provision of the Corporation’s Certificate of Incorporation, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.7.       INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

SECTION 6.8.       SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law or any agreement.

SECTION 6.9.       CONSOLIDATIONS AND MERGERS. For the purpose of this Article of these By-Laws, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article of these By-Laws with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

SECTION 6.10.    DEFINITIONS. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VII. MISCELLANEOUS

SECTION 7.1.       NEGOTIABLE INSTRUMENTS AND CONTRACTS. All checks, drafts, notes, demands for money and all other commercial paper and contracts and other obligations of the Corporation shall be executed in such manner and by such officer or officers or persons as the Board of Directors may from time to time designate.

SECTION 7.2.       RESIGNATIONS. Any director or officer of the Corporation may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Such resignation shall take effect on the date on which the notice thereof is received or at any later time specified therein, and, unless otherwise specified herein, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

SECTION 7.3.       FISCAL YEAR. The Board of Directors shall, by resolution, determine the fiscal year of the Corporation.

SECTION 7.4.       ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by the Board of Directors, the Chief Executive Officer, or, if none, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of or with respect to any action of the stockholders of any other corporation in which the Corporation may hold securities, and otherwise to exercise any and all rights powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 7.5.       COMPUTATION OF TIME. In applying any provision of these By-Laws relating to the number of days prior or subsequent to an event that an act be done or notice be given, calendar days shall be the basis of the computation of the time period, excluding the day on which the act is to be done and including the day of the event to which the act or notice relates.

SECTION 7.6.       WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of the Delaware Corporation Law, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except as otherwise required by law or the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors, or a committee of directors need be specified in any written waiver of notice.

SECTION 7.7.       AMENDMENTS. The Board of Directors, to the extent permitted by the certificate of Incorporation and by law, may, by the affirmative vote of a majority of the full Board of Directors, alter, amend or repeal these By-Laws.

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